EXHIBIT (a)(7)

                                  KEY MESSAGES
                                  ------------


     o The NeighborCare Board is in unanimous agreement about our support of NeighborCare's business plan and our rejection of Omnicare's offer.

     o The NeighborCare Board has carefully evaluated Omnicare's offer and has unanimously recommended that shareholders reject it. I would direct you to the 14d-9 filing, which provides a detailed explanation of our reasons for doing so.

     o The Board believes in the ability of the new and experienced management team to deliver on the potential of the business plan. We believe that executing on the plan is the best course for this Company. Omnicare's offer simply does not reflect the expected benefits of NeighborCare's new, post-spin-off business plan and unique business opportunities.

     o Omnicare is trying to take for itself value that rightly belongs to NeighborCare's shareholders.

     o Only six months since the Genesis spin-off, this company has made terrific progress in reducing costs, achieving growth through acquisitions, strengthening distributor relationships and moving forward in implementing its industry-leading technology and plans for automation. The Company is doing very well in its early objectives, and we have every confidence that it will continue to perform and deliver as expected over the next few years.

     o The Board believes that this offer would deprive all NeighborCare shareholders of the opportunity to realize the full value of their investment in the Company.



                                       ###


STATEMENTS MADE IN THIS DOCUMENT, OUR WEBSITE AND IN OUR OTHER PUBLIC FILINGS AND RELEASES, WHICH ARE NOT HISTORICAL FACTS CONTAIN "FORWARD-LOOKING" STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) THAT INVOLVE RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE AT ANY TIME. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS CONTAINING WORDS SUCH AS "ANTICIPATE," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY", "TARGET" AND SIMILAR EXPRESSIONS. SUCH FORWARD LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS REGARDING THE EFFECT OF THE SPIN-OFF ON OUR OPERATIONS, EXPECTED CHANGES IN REIMBURSEMENT RATES AND INFLATIONARY INCREASES IN STATE MEDICAID RATES, EXPECTED BED COUNT, EXPECTED SG&A

EXPENSE, ANTICIPATED RESTRUCTURING CHARGES AND ESTIMATES OF TIMING AND COSTS SAVINGS RELATED TO COST IMPROVEMENT INITIATIVES. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:
COSTS, CHANGES IN THE REIMBURSEMENT RATES OR METHODS OF PAYMENT FROM MEDICARE OR MEDICAID, OR THE IMPLEMENTATION OF OTHER MEASURES TO REDUCE REIMBURSEMENT FOR OUR SERVICES; CHANGES IN PHARMACY LEGISLATION AND PAYMENT FORMULAS; THE EXPIRATION OF ENACTMENTS PROVIDING FOR ADDITIONAL GOVERNMENT FUNDING; EFFORTS OF THIRD PARTY PAYORS TO CONTROL COSTS; THE IMPACT OF FEDERAL AND STATE REGULATIONS; CHANGES IN PAYOR MIX AND PAYMENT METHODOLOGIES; FURTHER CONSOLIDATION OF MANAGED CARE ORGANIZATIONS AND OTHER THIRD PARTY PAYORS; COMPETITION IN OUR BUSINESS; AN INCREASE IN INSURANCE COSTS AND POTENTIAL LIABILITY FOR LOSSES NOT COVERED BY, OR IN EXCESS OF, OUR INSURANCE; COMPETITION FOR QUALIFIED STAFF IN THE HEALTHCARE INDUSTRY; OUR ABILITY TO CONTROL OPERATING COSTS, AND GENERATE SUFFICIENT CASH FLOW TO MEET OPERATIONAL AND FINANCIAL REQUIREMENTS; AND AN ECONOMIC DOWNTURN OR CHANGES IN THE LAWS AFFECTING OUR BUSINESS IN THOSE MARKETS IN WHICH NEIGHBORCARE OPERATES. OUR BUSINESS, OPERATIONS OR RESULTS COULD ALSO BE AFFECTED BY THE EFFECTS OF OMNICARE'S TENDER OFFER OR ITS PENDENCY ON THE COMPANY AND IT BUSINESS, EMPLOYEES, CUSTOMERS AND SUPPLIERS.

THE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT ARE, IN SOME CASES, BEYOND OUR CONTROL. WE CAUTION INVESTORS THAT ANY FORWARD-LOOKING STATEMENTS MADE BY US ARE NOT GUARANTEES OF FUTURE PERFORMANCE. WE DISCLAIM ANY OBLIGATION TO UPDATE ANY SUCH FACTORS OR TO ANNOUNCE PUBLICLY THE RESULTS OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR DEVELOPMENTS.

NEIGHBORCARE HAS FILED A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING OMNICARE'S TENDER OFFER. NEIGHBORCARE'S SHAREHOLDERS ARE STRONGLY ADVISED TO READ CAREFULLY NEIGHBORCARE'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS) REGARDING OMNICARE'S TENDER OFFER, BECAUSE IT CONTAINS IMPORTANT INFORMATION. FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND THE RELATED AMENDMENTS OR SUPPLEMENTS, WHICH HAVE BEEN FILED BY NEIGHBORCARE WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE AT THE SEC'S WEB SITE AT WWW.SEC.GOV, OR AT THE NEIGHBORCARE'S WEB SITE AT WWW.NEIGHBORCARE.COM, AND ALSO BY DIRECTING REQUESTS TO NEIGHBORCARE'S INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT 1-800-322-2885.